Exhibit 99.B(d)(48)

Schedule A

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Jennison Associates LLC

As of July 24, 2009, as amended April 1, 2010, March 28, 2012 and November 13, 2020

SEI INSTITUTIONAL INVESTMENTS TRUST

Long Duration Fund

Core Fixed Income Fund

Long Duration Credit Fund

Agreed and Accepted:

SEI Investments Management Corporation	Jennison Associates LLC

By:	By:
/s/ Stephen MacRae	/s/ Itai Lourie

Name:	Name:
Stephen MacRae	Itai Lourie

Title:	Title:
Vice President	Managing Director

Schedule B

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Jennison Associates LLC

As of July 24, 2009, as amended April 1, 2010, March 28, 2012 and November 13, 2020

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional Investments Trust

Long Duration Fund 1 Core Fixed Income Fund /Long Duration Credit Fund

The fee schedule below will be applied to the sum of the average daily value of the Assets of the Long Duration Fund, Core Fixed Income Fund, Long Duration Credit Fund and the average daily value of the Assets of any other long duration/core fixed SEI mutual fund or account (each a "Long Duration/Core Fixed Fund"), collectively the "Long Duration/Core Fixed Funds") to which the Sub-Adviser may now or in the future provide investment advisory/sub-advisory services. Each Long Duration/Core Fixed Fund will be responsible for its pro rata portion of the total fee determined pursuant to this paragraph based on the relative values of the average daily Assets of the Long Duration/Core Fixed Funds managed by Sub-Adviser (as set forth below))

[REDACTED]

As of the effective date of this amendment the Long Duration/Core Fixed Funds are as follows:

•	SEI Institutional Investments Trust Long Duration Fund;

•	SEI Institutional Investments Trust Core Fixed Income Fund;

•	SEI Institutional Investments Trust Long Duration Credit Fund; and

•	SEI Institutional Managed Trust Core Fixed Income Fund.

1[REDACTED]

Agreed and Accepted:

SEI Investments Management Corporation	Jennison Associates LLC

By:	By:
/s/ Stephen MacRae	/s/ Itai Lourie

Name:	Name:
Stephen MacRae	Itai Lourie

Title:	Title:
Vice President	Managing Director